EXHIBIT 99.1
EMPLOYMENT AGREEMENT

This Agreement is entered into as of April 12, 2016 by and between Casey's General Stores, Inc., an Iowa corporation (the "Company"), and Terry W. Handley ("Handley"), to become effective as of May 1, 2016 ("Effective Date").

WITNESSETH:

WHEREAS, Handley has been employed by the Company since 1981, serving most recently as its President and Chief Operating Officer; and

WHEREAS, the Company wishes to continue to employ Handley pursuant to the terms and conditions hereof and, in order to induce Handley to enter into this agreement (the "Agreement") and to secure the benefits to accrue from his performance hereunder, is willing to undertake the obligations assigned to it herein; and

WHEREAS, Handley is willing to continue his employment with the Company under the terms hereof and to enter into the Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    POSITION; DUTIES; RESPONSIBILITIES.

1.1    Handley shall serve as President and Chief Executive Officer of the Company. Handley shall at all times report to and be subject to the supervision, control and direction of the Board of Directors of the Company. Handley shall at all times be the most senior executive officer of the Company. Subject to Handley's duty to report to the Board, Handley's responsibilities and authorities hereunder shall include day to day and strategic authority over the Company and its subsidiaries, P&L authority over all operations of the Company and its subsidiaries, and the authority to hire, make employment decisions, and terminate all subordinates employed by the Company or its subsidiaries; provided, however, that Handley shall consult with the Chair of the Audit Committee of the Board of Directors before terminating the Internal Auditor of the Company. Handley shall report directly and exclusively to the Board, and all other officers, employees, and consultants of the Company shall (except to the extent otherwise prescribed by law, regulation, or principles of good corporate governance) report directly (or indirectly through subordinates) to Handley. Handley shall have such other responsibilities and authorities consistent with the status, titles and reporting requirements set forth herein as are appropriate to said positions, subject to change from time to time by the Board of Directors of the Company.

1.2    During the course of his employment, Handley agrees to devote his full time and attention and give his best efforts and skills to furthering the business and interests of the Company, which may include Handley volunteering his time and efforts on behalf of charitable, civic, professional organizations and non-paying boards of other corporations. Handley is not authorized to be a paid member of a board of another corporation without the express approval of the Board of Directors of the Company.

2.    TERM.

2.1    The term of employment under this Agreement shall commence as of the Effective Date and shall continue through April 30, 2019 unless sooner terminated in accordance with this Agreement, and thereafter as herein provided. Handley's term of employment shall automatically renew for subsequent one (1) year terms, the first of which would begin on May 1, 2019, subject to the terms of this Agreement unless either party gives written notice six (6) months or more prior to the expiration of the then existing term of his or its decision not to renew (the "Term").

Notwithstanding anything to the contrary set forth in this Section, the Term shall automatically end on April 30, 2026 (the fiscal year end following Handley's 65th birthday) unless the Company delivers written notice to Handley not less than ninety (90) days prior to such date that it desires the Agreement not so expire, in which case the Term shall continue as set forth above.

3.    COMPENSATION.

3.1    The Company shall pay Handley a base salary during the Term at the annual rate of Nine Hundred Thousand Dollars ($900,000) ("Base Salary"), less applicable deductions and tax withholdings, payable in accordance with the standard payroll practices of the Company.    During the Term of this Agreement, the Base Salary shall be reviewed annually and may be increased by the Board of Directors at any time and from time to time as the Board of Directors may determine to be appropriate, in its reasonable discretion.

3.2    On or before the Effective Date, Handley shall be granted an award of restricted stock units ("RSUs") under the Company's 2009 Stock Incentive Plan having a value (based on the closing market value of the Company's Common Stock on the date immediately preceding the date of the award) of not less than One Million Dollars ($1,000,000). The RSUs will vest over a five - year period, commencing on May 1, 2017 and thereafter on each May 1 of the following four years, at the rate of 20% of the awarded RSUs per year. The award shall be subject to and governed in all respects by the terms of the award agreement between Handley and the Company entered into with respect to the RSUs.

4.    EMPLOYEE BENEFITS.

4.1    During the Term and subject to all eligibility requirements, and to the extent permitted by law, Handley will have the opportunity to participate in all incentive, savings, retirement, welfare and other employee benefit plans, practices, policies and programs generally available to the Company's employees in accordance with the provisions thereof as in effect from time to time, including, without limitation, the annual incentive plans or bonus pools established by the Compensation Committee; medical, prescription and dental insurance coverages; group life and accidental death and travel accident insurance coverages; holidays and vacations; 401k and deferred compensation plans and programs; short-term or long-term disability plans; and other fringe benefits in effect from time to time.

4.2    During the Term, the Company will provide Handley with a Company owned automobile with the understanding that Handley will be subject to applicable federal and state income and other employment related taxes for his personal use thereof.

5.    LIFE INSURANCE BENEFITS.

At the beginning of the Term, the Company will purchase at its sole expense and maintain in full force and effect a ten-year level premium term life insurance policy with a death benefit of One Million Dollars ($1,000,000) that insures the life of Handley and is payable upon the death of Handley to a beneficiary designated by Handley (the "Policy"). The Company shall execute such documents as may be necessary or advisable to assign the ownership of such Policy to Handley upon the expiration of the Term.

6.    EXPENSE REIMBURSEMENTS.

During Handley's employment with the Company under this Agreement, Handley will be entitled to receive prompt reimbursement from the Company for all reasonable, out-of-pocket expenses incurred by him (in accordance with policies and procedures established by the Company), in connection with his performing services hereunder, provided Handley properly accounts therefor.

7.    TERMINATION OF EMPLOYMENT.

7.1    Death. In the event of the death of Handley during the Term of this Agreement, this Agreement shall terminate and all obligations of the Company to Handley, other than those arising under Section 5, shall cease as of the date of death, with the exception of those obligations accrued or earned and vested (if applicable) by Handley as of the date of death, including for this purpose Handley's full Base Salary through the date of Handley's death at the rate then in effect, plus any compensation previously deferred by Handley (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (together, the "Accrued

Obligations"), all of which shall be paid to Handley's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the date of Handley's death. All rights and benefits of Handley under any stock option, restricted stock, and/or restricted stock units award agreements, or arising under the benefit plans and programs of the Company in which Handley is then a participant, or which are otherwise available to surviving family members of Company employees, will be provided as determined in accordance with the terms and provisions of such agreements, plans and programs.

7.2    Disability. In the event Handley shall become permanently incapacitated by reasons of sickness, accident or other physical or mental disability, which determination shall be made by a physician selected by the Company or the Company's long-term disability insurance carrier, which incapacity extends for a period exceeding 26 weeks during any twelve (12) month period, the Company may give Handley written notice that this Agreement shall terminate effective on the 30th calendar day following the date of such notice. In such event, (i) all obligations of the Company to Handley shall cease on the date specified in the notice, other than the payment of the Accrued Obligations, which shall be paid to Handley in a lump sum in cash within thirty (30) days of the date of termination, and (ii) Handley shall thereafter be entitled to receive disability and other benefits payable under the Company's long term disability insurance coverage. All rights and benefits of Handley under any stock option, restricted stock, and/or restricted stock units award agreements, or arising under the benefit plans and programs of the Company in which Handley is then a participant, or which are otherwise available to disabled employees and/or their family members, will be provided as determined in accordance with the terms and provisions of such agreements, plans and programs.

7.3    Cause. The Company may terminate Handley's employment, remove him as an officer of the Company and terminate this Agreement at any time for Cause. In the event of such termination for Cause, Handley shall receive any Accrued Obligations, including the Base Salary payments provided for in this Agreement only through the date of such termination for Cause. Any rights and benefits Handley may have under any stock option, restricted stock and/or restricted stock units award agreements, or arising under the employee benefit plans and programs of the Company in which Handley is then a participant, shall be determined in accordance with the terms and provisions of such agreements, plans and programs. Handley understands and agrees that in the event of the termination of employment, removal as an officer and termination of this Agreement for Cause, the obligations of Handley set forth under Section 8 herein shall remain in full force and effect. The term "Cause" shall mean an ongoing or material failure by Handley to satisfactorily perform his job duties, excessive absenteeism, misconduct in the performance of duties (including but not limited to a violation of the Company's Code of Business Conduct and Ethics or the Code of Ethics for the CEO and Senior Financial Officers (each as may be amended from time to time), embezzlement, fraud or dishonesty, commission of a felony, insubordination, or other personal or professional conduct which may bring public embarrassment or disgrace to the Company.

7.4    Without Cause. (a) The other provisions of this Agreement notwithstanding, the Company may terminate Handley's employment, remove him as an officer and terminate this Agreement at any time for whatever reason it deems appropriate, without Cause and with or without prior notice. In the event of such a termination, all rights and benefits of Handley under any stock option, restricted stock and/or restricted stock units award agreements, or arising under the employee benefit plans and programs of the Company in which Handley is then a participant, shall be determined in accordance with the provisions of such agreements, plans and programs. Furthermore, the Company shall be obligated to pay Handley any Accrued Obligations, including the Base Salary amounts provided in Section 3 of this Agreement through the date of such termination and then for a period of eighteen (18) months following the date of such termination ("Release Pay"), provided that Handley executes a valid release of any claims related to his employment and termination pursuant to Section 7.5. Handley understands and agrees that in the event of the termination of employment, removal as an officer and termination of this Agreement without Cause, the obligations of Handley set forth under Section 8 herein shall remain in full force and effect.

(b)    If at any time prior to the end of the Term of this Agreement (i) a change is made to Handley’s title as Chief Executive Officer, (ii) there is a material reduction in the level of responsibility and authority retained by Handley as Chief Executive Officer, (iii) a change is made in Handley’s reporting relationship such that he reports to someone other than the Board of Directors, or (iv) an involuntary change is made to the location of Handley’s principal office of more than twenty-five (25) miles from its current location, Handley shall have the right to terminate his employment with the Company by giving written notice within ninety (90) days after the date Handley receives notice of such action, and such termination shall be deemed to be a termination without Cause by the Company and treated in accordance with subparagraph (a) of this Section.

7.5    Release and Resignation. Handley agrees that his entitlement to Release Pay under Section 7.4 is conditioned on him executing a valid release of any claims related to his employment and termination hereunder, such release to be substantially in the form attached to this Agreement as Exhibit "A". Handley further agrees that the Release Pay shall be full and adequate compensation to Handley for all damages Handley may suffer as a result of the termination of his employment without Cause.

7.6    Change of Control. In the event of a "Change of Control" of the Company (as that term is defined in the Employment Agreement dated May 27, 2010 between the Company and Handley -- which Employment Agreement remains in full force and effect to the extent that its provisions are not superseded by or inconsistent with the terms of this Agreement -- or any successor agreement between the Company and Handley (the "Change of Control Agreement")), Handley shall thereupon become entitled to all of the rights, payments and benefits set forth in the Change of Control Agreement, and this Agreement, except for Section 5 hereof, shall automatically terminate and the Company shall have no further obligation to Handley under this Agreement, it being the intent of the parties that said Section 5 continue in effect and be binding on the Company following any "Change of Control."

7.7    Voluntary Termination. In the event Handley terminates his employment of his own volition prior to the end of the Term of this Agreement, such termination shall constitute a voluntary termination and in such event the Company's only obligation to Handley, other than the obligation arising under Section 5 to assign the Policy to Handley, shall be to make Base Salary payments provided for in this Agreement through the date of such voluntary termination and to pay all Accrued Obligations to Handley within thirty (30) days thereof. All rights and benefits Handley may have under any stock option, restricted stock, and/or restricted stock units award agreements, or arising under the employee benefit plans and programs of the Company in which he is then a participant, shall be determined in accordance with the terms and provisions of such agreements, plans and programs. Handley understands and agrees in the event of his voluntary termination of employment the obligations of Handley set forth under Section 8 herein shall remain in full force and effect.

7.8    Expiration of Term. In the event this Agreement naturally expires at the end of its Term, Handley understands his employment will automatically terminate and he will be removed as an officer of the Company. Under such circumstances, the Company shall be obligated only to pay Handley the Base Salary amounts provided in Section 3 of this Agreement through the expiration of the Term and to pay all Accrued Obligations to Handley within thirty (30) days thereof, in addition to the obligation arising under Section 5 to assign the Policy to Handley. Any rights and benefits Handley may have under any stock option, restricted stock, and/or restricted stock units award agreements, or arising under the employee benefits plans and programs of the Company in which Handley is then a participant, shall be determined in accordance with the provisions of such agreements, plans and programs. Handley understands and agrees, however, the obligations of Handley set forth under Section 8 herein shall remain in full force and effect.

7.9    Resignation from Board of Directors. Handley acknowledges that a condition precedent to his being elected to the position of President and Chief Executive Officer and receiving any of the compensation or benefits set forth in this Agreement, was his agreement to execute and deliver to the Company an irrevocable letter of resignation from the Board of Directors of the Company, in a form reasonably satisfactory to the Company. The resignation shall provide that if Handley's employment ends for any reason pursuant to this Section 7, Handley tenders his resignation from the Board of Directors simultaneously with the termination of employment. The Board of Directors shall have unfettered discretion to accept or not accept that resignation.

8.    COVENANTS OF HANDLEY.

8.1    Handley will promptly disclose to the Company and assign to the Company his entire right, title, and interest in any invention, idea, or work, whether patentable or not or copyrightable or not, which is conceived or made solely or jointly by him while employed by the Company and which relates in any manner to the actual or reasonably anticipated business, research, or other activities of the Company or which is suggested by or results from any task assigned to or performed by Handley on behalf of the Company. Handley further agrees that he promptly will disclose to the Company any and all inventions, ideas, or works covered by this paragraph, and that he, if requested, will promptly execute a specific assignment of title to the Company for such inventions, ideas, or works, and that he will take all reasonable actions necessary to enable the Company to secure patent, copyright or other protection in the United States and in foreign countries. If the Company is unable because of Handley's mental or physical incapacity to secure Handley's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions and original works of authorship belonging to the Company hereunder, then Handley hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by him. Handley hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that he may hereafter have for infringement of any patents or copyright resulting from any such application for letters patent or copyright registrations belonging to the Company hereunder.

8.2    As used in this Agreement, the term "Confidential Information" includes so much of the Company's information, knowledge, inventions, discoveries, ideas, research, methods, practices, processes, systems, formulae, designs, concepts, products, projects, improvements and developments that have unique and special value to the Company, and that are not generally known to the public or its competitors. The term shall include but not be limited to (i) trade secrets, as defined by law; (ii) information relating to the possible store locations or acquisitions, current or possible new products or services to be offered for sale in the Company's stores, operating methods or procedures used in the business of the Company; (iii) financial condition, profits, and indebtedness of the Company; (iv) people and entities with whom the Company has existing or prospective business and employment relationships and information the Company has or may receive regarding those relationships; (vii) information the Company has received from others that carries an obligation to treat it as confidential or proprietary; and (viii) other matters or details not otherwise publicly disclosed in the Company's filings with the U. S. Securities and Exchange Commission ("SEC") whether in the form of memoranda, reports, computer software and data banks, customer lists, employee lists, books, records, financial statements, manuals, papers, contracts or strategic plans.

8.3    Handley acknowledges that the business of the Company is regional in scope; that its goods and services are marketed throughout a fourteen-state region, and that the

Company competes with other organizations that are or could be located in any of the states in which the Company does business. Handley further acknowledges that in the course of the Company's business, it has amassed a significant body of Confidential Information, which has been acquired over a number of years and at great expense, to which Handley has been, and will be, provided access in order to perform his duties at Company, and that Handley will add to the Confidential Information during the course of his employment. Handley further acknowledges that the Confidential Information is and shall remain the sole and exclusive property of the Company, and that the Company has proprietary interests in maintaining the secrecy of its Confidential Information. Handley further acknowledges that as a result of the services to be rendered to the Company hereunder, Handley will be brought into close contact with Confidential Information of the Company, its subsidiaries and affiliates, not readily available to the public.

8.4    Handley shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information of the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by Handley during Handley's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by Handley or his representatives in violation of this Agreement). Specifically, during employment, Handley shall exercise the utmost care to safeguard the Confidential Information, and shall only Disclose (as defined below) the Confidential Information as directed or permitted by the Company and in order to further the Company's best interests, or as required to comply with a validly issued court order or administrative subpoena. Except as required for the proper performance of his duties, Handley will not copy any documents, data, tapes, or other media containing the Confidential Information or remove any of the Confidential Information. During his employment, Handley shall, upon the request of the Company, immediately return any and all of the Confidential Information in Handley's possession, custody, or control. For purposes of this provision, "Disclose" shall mean to directly or indirectly divulge, convey, reproduce, summarize, reformat, show, discuss, use, or tangibly possess in verbal, written, or electronic form, the Confidential Information.

8.5    Upon the severance (regardless of the reason) of the employment relationship between Handley and the Company, Handley shall immediately return to the Company any and all Confidential Information within Handley's possession, custody, or control. In addition, Handley shall immediately return to the Company all Company-owned property, including but not limited to keys, passwords, passcards, identification cards, credit cards, vehicles, computers, printers, pagers, smart phones and PDAs. In addition, upon the severance (regardless of the reason) of the employment relationship between Handley and the Company, without the prior written consent of the Company, Handley shall not ever Disclose any Confidential Information other than to those designated by the Company, or except as may be required to comply with a validly issued court order or administrative subpoena.

8.6    Handley acknowledges that part of the information included in Confidential Information in this section includes information regarding the personnel of the Company (including, without limitation, information about salaries, duties, qualifications, performance levels, and terms of compensation of other employees), its customers, and its suppliers. Handley agrees that, regardless of the reason for the severance, for a period of two (2) years following the date of the severance of Handley's employment relationship with Company, Handley shall not directly or indirectly (such as by providing information or assistance to any other person or entity) (i) encourage any person who was an employee of the Company during the time Handley was employed by the Company to leave the employ of the Company, or (ii) interfere with, disrupt or attempt to disrupt, any existing relationship, contractual or otherwise, between the Company, its subsidiaries or affiliated entities, and any customer, client, supplier or agent of the Company. In addition to any other remedies that may be available to it under this agreement, the Company shall be entitled to terminate the payments being made to (or for the benefit of) Handley under Section 7.4 in the event of any breach by Handley of this Section 8.6.

8.7    Upon the severance (regardless of the reason) of the employment relationship between Handley and the Company, Handley agrees that for a period of two (2) years following the date of such severance, he will not accept employment or an engagement as a consultant with a competitor of the Company without the prior written consent of the Company, which may be granted or withheld by the Company in its sole and absolute discretion. For purposes of this Section 8.7, the word "competitor" means any person or entity engaged in the business of operating, in two or more states, retail "convenience stores"; supermarkets or grocery stores; gasoline stations, travel plazas or other vehicle fuel outlets; "quick serve" restaurants or other prepared or "fast food" outlets; drugstores; or other discount stores, club stores or general merchandise stores.

8.8    Handley agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 8 may be inadequate and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be entitled to injunctive relief without bond or other security.

8.9    Although the obligations and restrictions contained in this Section 8 are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of such nature may fail for technical reasons, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the obligations and restrictions contained in this Section 8 shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope or wording may be accordingly judicially modified in any proceeding brought to enforce such restrictions.

8.10    Notwithstanding that Handley's employment hereunder may expire or be terminated as provided in Sections 2 or 7 above, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of Handley contained in this Section 8.

9.    ARBITRATION.

The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. The Company and Handley agree that, with the express exception of any dispute or controversy arising under Section 8 of this Agreement, any controversy or claim arising out of or in any way relating to Handley's employment with the Company, including, without limitation, any and all disputes concerning this Agreement and the termination of this Agreement that are not amicably resolved by negotiation, shall be settled by arbitration in accordance with the provisions of Chapter 679A, Code of Iowa (2016) (to the extent such provisions are not superseded by provisions of this Agreement) in Des Moines, Iowa, or such other place agreed to by the parties, as follows:

9.1    Any such arbitration shall be heard before an arbitrator who shall be impartial. The parties may mutually agree to any process with respect to the selection of an arbitrator. If the parties cannot agree to a process for selecting an arbitrator, then a list of no fewer than seven (7) arbitrators shall be requested from the American Arbitration Association in accordance with its rules and procedures. The Company and Handley shall split the cost of any fee or charge imposed by the American Arbitration Association for providing the list of arbitrators. The parties may then select an arbitrator via a traditional striking process or such other method upon which the parties mutually agree.

9.2    Arbitration may be commenced by any party to this Agreement by the service of a written Request for Arbitration upon the other affected party. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the appointing authority for a list of arbitrators ten (10) days following such service unless another process for selecting an arbitrator is agreed to by the parties under Section 9.1. No Request for Arbitration shall be valid if it relates to a claim, dispute, disagreement or controversy that would have been time barred under the applicable statute of limitations had such claim, dispute, disagreement or controversy been submitted to the courts of the State of Iowa.

9.3    Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

9.4    It is intended that controversies or claims submitted to arbitration under this Section 9 shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration. In addition, Handley and the Company shall be entitled to disclose the facts disclosed in arbitration, the issues arbitrated, and the views or opinions of any persons concerning them to legal and tax advisors so long as such advisors agree to be bound by the terms of this Agreement. Handley acknowledges and agrees that certain information concerning any such arbitration may need to be disclosed by the Company in a SEC filing, and that he hereby consents thereto.

10.    SUCCESSORS AND ASSIGNS.

10.1    Assignment by the Company. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

10.2    Assignment by Handley. Handley may not assign this Agreement or any part thereof; provided, however, that nothing herein shall preclude one or more beneficiaries of Handley from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of the intestacy applicable to his estate.

11.    GOVERNING LAW.

This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Iowa without reference to the principles of conflict of laws.

12.    ENTIRE AGREEMENT.

This Agreement and those plans and agreements referenced herein, including the Change of Control Agreement, contain all the understandings and representations between the parties hereto pertaining to the subject of the employment of Handley by the Company and supersede all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

13.    AMENDMENT OR MODIFICATION; WAIVER.

No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing, signed by Handley and by a duly authorized officer of the Company and approved in advance by the Board of Directors. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

14.    NOTICES.

Any notice to be given hereunder shall be in writing and delivered personally or sent by overnight mail, such as Federal Express, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

If to Company:

Casey's General Stores, Inc.
One Convenience Boulevard
Ankeny, Iowa 50021
Attn: Corporate Secretary

If to Handley:

Terry W. Handley
8661 NE 108th Avenue
Bondurant, IA 50035-1260

15.    SEVERABILITY.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

16.    WITHHOLDING.

Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to Handley or his beneficiaries, including his estate, shall be subject to withholding and deductions as the Company may reasonably determine it should withhold or deduct pursuant to any applicable law or regulation. In lieu of withholding or deducting, such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

17.    SURVIVORSHIP.

The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

18.    HEADINGS.

Headings of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

19.    KNOWLEDGE AND REPRESENTATION.

Handley acknowledges that the terms of this Agreement have been fully explained to him, that Handley understands the nature and extent of the rights and obligations provided under this Agreement, and that Handley has had the opportunity and sought such legal counsel in the negotiation and preparation of this Agreement as he has determined to be appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Terry W. Handley                    Casey's General Stores, Inc.

By:    /s/ Terry W. Handley            By:    /s/ Robert J. Myers
Terry W. Handley                    Robert J. Myers
Chief Executive Officer

EXHIBIT "A" TO EMPLOYMENT AGREEMENT

[CASEY'S LETTERHEAD]

[DATE]

Terry W. Handley
8661 - 108th Avenue NE
Bondurant, Iowa 50035

Re:    Separation Agreement and General Release

Dear Terry:

This confirms our understanding and agreement with respect to the terms and conditions associated with the separation of your employment from Casey's General Stores, Inc. ("Casey's" or the "Company"). Your employment with Casey's ended on ______________ ("Last Day of Employment"). Your salary or wages, less applicable withholdings and deductions, has been or will be paid in full through that date.
1.In return for the General Release you provide in Paragraph 2 below and the other promises and representations you make in this Agreement, Casey's agrees to pay you through _______________ [eighteen months from Last Day of Employment] on a pay period basis, an amount equal to your base salary as of your Last Day of Employment, less applicable withholding and deductions ("Release Pay").
a)You acknowledge and represent that, except with regard to the pay described in this Paragraph 1, all compensation and benefits due to you by Casey's, whether by contract or by law, have been paid in full, and you have been provided all rights and benefits to which you are entitled without interference by Casey's, including but not limited to vacation, sick time, paid or unpaid time off, Family and Medical Leave, accommodation for any disability, and any contractual rights or privileges, and that you have no outstanding claims for any compensation or benefits.
b)You further acknowledge and represent that the consideration provided by Casey's in this Agreement is adequate and satisfactory in exchange for the General Release provided by you in Paragraph 2 below (including subparagraphs a, b, and c) and for the other commitments you make to Casey's in this Agreement.
c)In the event this Agreement does not take effect (as provided in Paragraph 8), Casey's shall have no obligation to provide you with the pay described above and you will be required to return to and/or reimburse Casey's for such pay or benefits paid to you or on your behalf, if any.
2.    General Release: In exchange for the Release Pay set forth in Paragraph 1 above, and other consideration provided to you in this Agreement, you hereby agree unconditionally to release, acquit, and forever discharge Casey's, and all of its parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of their current and former owners, shareholders, general or limited partners, joint venturers, directors, officers, employees, agents, representatives, and attorneys, and any persons acting by, through, under, or in concert with any of them, and all successors and assigns thereof (collectively, "Released Parties") from any and all claims, charges, complaints, demands, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, entitlements, costs, losses, debts, and expenses (including attorneys' fees and legal expenses), of any nature whatsoever, whether or not you know about them at the time this Agreement becomes effective and enforceable, and even if you would not have entered into this Agreement had you known about them, which you now have or may later claim to have against the Released Parties, individually or collectively, because of any matter, act, omission, transaction, occurrence, or event that has or is alleged to have occurred up to the date you sign this Agreement and is related in any way to Casey’s, its operations, your employment with Casey’s, or your separation from said employment (collectively, "Claims"). You hereby waive any right to receive any benefits or remedial relief as a consequence of any Claims filed with or by the Equal Employment Opportunity Commission, any other state or federal agency or any other person or entity (governmental or otherwise), including any class or collective action lawsuit or complaint filed by any individual or entity against any of the Released Parties.
a)    Without limiting the General Release above, you also knowingly and voluntarily waive and release any and all Claims under the Age Discrimination in Employment Act, codified at Chapter 14 of Title 29 of the United States Code, 29 U.S.C. § 621-634 (the "ADEA"). However, you are not releasing any age discrimination claims that may arise under the ADEA after the date this Agreement becomes effective (as provided in Paragraph 8).
b)    Also without limiting the General Release above, you knowingly and voluntarily waive and release any and all Claims under:

1)	Title VII of the Civil Rights Act of 1964, as amended, and 42 U.S.C. § 1981 and 42 U.S.C. § 1983;

2)	The Equal Pay Act and the Fair Labor Standards Act, as amended;

3)	The Americans with Disabilities Act;

4)	The Family and Medical Leave Act;

5)	The Employee Retirement Income Security Act of 1974 and The Consolidated Omnibus Budget Reconciliation Act;

6)	The Occupational Safety and Health Act of 1970;

7)	The Rehabilitation in Employment Act;

8)	The Older Workers Benefits Protection Act;

9)	Any and all claims based on "public policy";

10)
Any and all claims under any federal, state or local laws pertaining to employment, employment compensation, or employment benefits; personal injury; injury to reputation; injury to property; intentional torts; negligence; wrongful termination; constructive discharge; retaliation; discrimination; harassment; breach of express or implied contract; promissory estoppel, misrepresentation, and any and all claims for recovery of lost wages or back pay, stock options, fringe benefits, pension benefits, liquidated damages, front pay, compensatory and/or punitive damages, attorneys' fees, injunctive or equitable relief, or any other form of relief; and

11)
Any and all other claims of any kind based on any federal, state, or local constitution, statute, law, rule, regulation, judicial doctrine, contract, or common law, or other theory arising out of any matter, act, omission, transaction, occurrence, or event that has occurred or is alleged to have occurred up to the effective date of this Agreement, whether or not involving alleged continuing violations.

c)    You also agree to secure the dismissal, with prejudice, of any proceeding, grievance, action, charge or complaint, if any, that you or anyone else on your behalf has filed or commenced against Casey's or any of the other Released Parties with respect to any matter involving your employment with Casey's, your separation from employment with Casey's, or any other matter that is the subject of the General Release. However, nothing in this Agreement is intended to limit or interfere in any way with the ability of either you or Casey's to consult legal counsel, to provide testimony pursuant to a subpoena or notice of deposition or as otherwise required by law, and nothing in this Agreement prohibits you from filing a charge or complaint with, reporting possible violations of any law or regulation, making disclosures to, and/or participating in any investigation or proceeding conducted by any federal, state, or local agency, including the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, and/or any governmental authority charged with the enforcement of any laws, provided that by signing this Agreement you are waiving rights to individual relief based on claims asserted in such a charge or complaint, or asserted by any third-party on your behalf, except where such a waiver of individual relief is prohibited.
3.    You acknowledge that all, if any, known workplace injuries or occupational diseases were timely reported to Casey's and that currently you have no known workplace injuries or occupational diseases that have not been reported.
4.    You covenant and agree that you will not disclose the existence or terms of this Agreement to any person except (a) licensed attorney(s) for the purpose of obtaining legal advice; (b) licensed or certified accountant(s) for the purpose of preparing tax returns or other financial services; (c) in formal proceedings to enforce the terms of this Agreement; or (d) as required by law or court order, provided that you give Casey's enough advance notice prior to any disclosure pursuant to subsection (d) to intervene or take action as appropriate. You agree to cooperate with Casey's in the truthful and honest prosecution and/or defense of any matter in which Casey's may have an interest (with the right of reimbursement for reasonable expenses actually incurred and approved in advance by Casey's) including, without limitation, being available to participate in any proceeding involving any of the Released Parties, permitting interviews with representatives of Casey's, appearing for depositions and trial testimony, and producing and/or providing documents and information within your possession and control.
5.    You acknowledge that you continue to be bound by the terms of the prior Employment Agreement dated _______, 2016 between you and Casey's, and that you will not compete with Casey's, solicit Casey's employees and customers, and/or use or disclose Confidential Information except as my be permitted under that prior agreement (together, "Restrictive Covenants"). You acknowledge that this Agreement supersedes any and all previous agreements between you and Casey's (except for the Restrictive Covenants), and that Casey's has made no promise to you other than what is written in this Agreement, with respect to the subject matter referred to in this Agreement.  You further acknowledge that all rights and obligations under this Agreement shall be binding upon and be granted only to you, your heirs, legatees and legal representatives and to Casey's and each of the other Released Parties and their respective successors, assigns, heirs, legatees and legal representatives.  You also agree not to assign or transfer any rights or obligations under this Agreement.  If a court of competent jurisdiction finds that any portion of this Agreement is illegal or invalid, that portion will be modified or excluded from the Agreement only to the extent required by law, but the validity of the remaining portion will not be affected.
6.    By entering into this Agreement neither Casey's nor you claim or admit to any liability or wrongdoing and each denies that it has any liability to the other or has acted wrongly toward the other.
7.    You and Casey's agree that the laws of the State of Iowa shall govern the interpretation and performance of this Agreement, and that any lawsuit regarding this Agreement may be brought only in a court of competent jurisdiction within the State of Iowa.
8.    Regarding the ADEA, you acknowledge, understand, agree, and/or declare the following:

a)
Casey's provided you with a copy of this Agreement before you signed it and you have carefully read and fully understand the Agreement, and knowingly and voluntarily have decided to enter into this Agreement, after having had a reasonable time to consider it.

b)	Casey's hereby advises you to consult with and have this Agreement reviewed by an attorney before you sign it.

c)
In exchange for waiving any rights or claims, including rights or claims under the ADEA, you have received valid and sufficient consideration pursuant to this Agreement, and such consideration is in addition to anything of value to which you already were entitled.

d)
You have been given a period of twenty-one (21) calendar days within which to consider this Agreement. Changes to the Agreement, whether material or immaterial, have not restarted the running of this twenty-one (21) day period.

e)
You may revoke this Agreement for a period of seven (7) calendar days following the date you signed the Agreement, and the Agreement will not become effective or enforceable until the revocation period has expired. If you choose to revoke the Agreement, you must notify Casey's in writing, and personally deliver the notice or deposit it in the United States Mail, postage prepaid, certified, or registered mail, return receipt requested, addressed to: Casey's General Stores, Inc., One Convenience Boulevard, Ankeny, Iowa 50021, Attn: Corporate Secretary.

f)
If you do not execute this Agreement within twenty one (21) calendar days, or if you revoke this Agreement before the expiration of seven (7) days after executing it, the Agreement will not become effective or enforceable, and you will not be entitled to receive any payments or benefits provided under this Agreement.

Accepting the terms of this Agreement, and intending to be bound by its terms, you and Casey's have signed this Agreement as of the dates shown below.

TERRY W. HANDLEY By: ________________ Date: _______________	CASEY'S GENERAL STORES, INC. By: _______________ Date: _______________

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